Exhibit 10.10

                          NORTH EAST INSURANCE COMPANY
                               STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to promote the profitability of North East Insurance Company and its Subsidiaries by providing Directors and selected employees and with additional incentives to contribute to the success of the Company and by helping the Company to attract and retain qualified employees and Directors.

2. Definitions. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings, unless the context clearly indicates that a different meaning is intended:

      (a) "Award" shall mean any Option or Stock Appreciation Right granted pursuant to the Plan.

      (b) "Award Agreement" shall mean a written instrument that specifies the terms, conditions and restrictions of an Award and incorporates the applicable provisions of the Plan and such additional provisions not inconsistent therewith as the Committee shall determine.

      (c) "Board" shall mean the Board of Directors of the Company.

      (d) "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended.

      (e) "Committee" shall mean a committee appointed by the Board of Directors with authority to administer the Plan and consisting solely of Non-Employee Directors. In its discretion, the Board may, from time to time, perform any duty of the Committee or exercise any power of the Committee.

      (f) "Common Stock" shall mean common stock, par value $1.00 per share, of the Company.

      (g) "Company" shall mean North East Insurance Company.

      (h) "Director" shall mean any member of the Board of Directors of the Company, whether or not an Employee. "Non-Employee Director" shall mean a Director who is a Non-Employee Director within the meaning of Rule 16b- 3 or who meets such other criteria as the Committee may establish from time to time.

      (i) "Disability" shall mean a participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A participant shall not be considered disabled unless he or she furnishes proof of the existence of such Disability in such form and manner, and at such times, as the Committee may require.

      (j) "Employee" shall mean any person who is employed by the Company or any Parent or Subsidiary.

      (k) "Fair Market Value" per Share as of a given date shall mean the average of the closing bid and asked prices of the Common Stock as quoted on NASDAQ, or such other determination of fair market value as the Committee may designate. If there are no sales of Common Stock reported for the day on which Fair Market Value is to be determined, then Fair Market Value shall be determined as of the last previous day on which sales were reported. Provided, however, that the Fair Market Value of Shares to be issued under any Incentive Stock Option shall in all events be determined in a manner that meets the applicable requirements of subsections 422(b)(5) and (c)(7) of the Code and the regulations issued thereunder.

      (l) "Incentive Stock Option" shall mean an option granted to an individual for any reason connected with his or her employment by a corporation, if granted by the employer corporation or its parent or subsidiary corporation, to purchase stock of any of such corporations, but only if such option meets the requirements of Section 422 of the Code.

      (m) "Nonqualified Stock Option" shall mean an Option granted under the Plan which is not an Incentive Stock Option.

      (n) "Option" shall mean a right granted under the Plan to purchase
Shares.

      (o) "Optionee" shall mean an Employee or Director who is granted an Option.

      (p) "Parent" shall mean a parent corporation within the meaning of subsections 424(e) and (g) of the Code.

      (q) "Participant" shall mean a person who is eligible to receive Awards under this Plan or who holds one or more outstanding Awards under this Plan.

      (r) "Plan" shall mean this North East Insurance Company Stock Option
Plan.

      (s) "Rule 16b-3" shall mean Rule 16b-3 of the Securities and Exchange Commission, as from time to time amended, and any successor regulation thereto.

      (t) "Share" shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b) below.

      (u) "Stock Appreciation Right" shall mean a right granted under Section 8 to receive a payment, the amount of which shall be determined by reference to the value of a Share.

      (v) "Subsidiary" shall mean, for purposes of the Incentive Stock Option provisions of the Plan, a subsidiary corporation within the meaning of subsections 424(f) and (g) of the Code, and for all other purposes of the Plan, a corporation of which North East Insurance Company owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

3. Administration.

      (a) Committee. The Plan shall be administered by the Committee (subject, however, to the discretion of the Board under Section 2(e) above). A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

      (b) Powers. Except as otherwise provided by the Plan, the Committee shall have authority to administer all aspects of the Plan, including the power:

            (i) to determine the persons eligible for Awards under the Plan;

            (ii) to determine the time or times at which Awards shall be granted;

            (iii) to determine the type or types of Awards to be granted;

            (iv) to determine the terms, conditions and restrictions of each Award;

            (v) to make adjustments in accordance with subsection 4(b) below;

            (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; and

            (vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan.

Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties (including the Company), and their heirs, assigns and beneficiaries.

      (c) Signatures. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by facsimile signature.

4. Stock Subject to the Plan.

      (a) Limitations. Subject to the provisions of subsection (b) below, the maximum number of Shares available for issuance under the Plan, and the aggregate number of Shares which may be issued pursuant to Incentive Stock Options, shall be six hundred thousand (600,000) Shares.

      In the event that any Award granted under the Plan expires, is forfeited, or otherwise terminates without the issuance of Shares or payment of other consideration in lieu of such Shares, the unissued Shares subject to such Award shall, unless the Plan has been terminated, become available for other Awards.

      In the event that a Participant transfers stock issued by the Company in full or partial payment of the option price of an Option granted under the Plan, only the difference between (i) the number of Shares issued upon exercise of the Option and (ii) the number of Shares transferred in payment of the option price shall be counted for purposes of the foregoing limitation on the maximum number of Shares available for grant under the Plan. Notwithstanding the foregoing, the total number of Shares issued pursuant to the exercise of an Incentive Stock Option shall be counted for purposes of the foregoing special limitation on Shares issued pursuant to Incentive Stock Options.

      (b) Adjustments. If the number of Shares outstanding changes as a result of a stock split or stock dividend, the Committee shall proportionately adjust:
(i) the maximum number of Shares available for grant and the maximum aggregate number of shares which may be issued under Incentive Stock Options; (ii) the number of Shares to be issued under Awards; (iii) the option price with respect to Options; and (iv) the grant price with respect to Stock Appreciation Rights.

     In the event of a merger or consolidation in which the Company is the surviving corporation, or the acquisition by the Company of property or stock of another corporation, or any reorganization of the Company, the Committee shall appropriately adjust: (i) the number and class of Shares to be issued under Awards; (ii) the option price of Shares subject to Options; and (iii) the grant price with respect to Stock Appreciation Rights. Any adjustments under this subsection (b) affecting Incentive Stock Options shall be made so as to comply with the applicable provisions of Sections 422 and 424 of the Code.

      Upon the occurrence of a merger or consolidation in which the Company is not the surviving company, all Awards shall become exercisable to the extent provided in Section 10 below.

      Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, and upon issuance shall be deemed fully paid and nonassessable.

5. Eligibility.

      (a) Awards to Employees. The Committee may, from time to time, grant Options or Stock Appreciation Rights to any Employee. The Committee may, from time to time, limit the class of Employees eligible to receive Awards under the Plan.

      (b) Awards to Directors. The Committee may, from time to time, grant Nonqualified Stock Options or Stock Appreciation Rights to any Non-Employee Director. The Committee may, from time to time, limit the class of Non-Employee Directors eligible to receive Awards under the Plan.

      (c) Eligibility for Incentive Stock Options. Employees who own ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiary are ineligible to receive Incentive Stock Options under the Plan. Non-Employee Directors are ineligible to receive Incentive Stock Options.

6. Granting of Awards.

      (a) Discretionary Awards. The Committee may grant more than one Award and more than one type of Award to any eligible Participant. A person who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards before exercising such prior Award.

      The Committee may condition a Participant's receipt of an Award and his or her exercise of an Option or Stock Appreciation Right on the attainment of performance goals. Performance goals may be expressed in terms of earnings per Share, stock price, total shareholder return, return on equity, or any similar quantifiable measures.

      (b) Formula Awards. The Committee shall have authority to grant Awards at designated intervals on predetermined terms. The terms on which such formula awards are to be granted may be changed by the Committee from time to time, provided that (i) no such change shall affect the terms of Awards previously granted and (ii) no such change may be made in a manner that would contravene any conditions of Rule 16b-3 that are specific to formula awards.

7. Options.

      (a) Option Agreement. Each Option granted under the Plan shall be evidenced by an Award Agreement ("Option Agreement"), specifying the option price, the number of Shares subject to the Option and such other terms, conditions and restrictions as the Committee shall determine. In addition, each Option shall be clearly identified as either an Incentive Stock Option or a Nonqualified Stock Option.

      (b) Term of Option. The term of each Option shall be set forth in the Option Agreement, but in no event shall an Incentive Stock Option be exercisable after the expiration of ten (10) years from the date such Option is granted.

      (c) Option Price. The option price at which Shares may be purchased under the Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

      (d) Nontransferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by such Optionee. Notwithstanding the preceding sentence, the transfer of Nonqualified Stock Options to family members or family trusts (and exercise by the transferee) shall be permissible if and to the extent permitted under Rule 16b-3.

      (e) Manner of Exercise. An Option granted under the Plan shall be exercisable at such times and under such circumstances as shall be permissible under the terms of the Plan and the Option Agreement. An Option shall be deemed to be exercised when the Optionee gives written notice of such exercise to the Company in accordance with the terms of the Option Agreement and the Company receives full payment of the exercise price for the Shares with respect to which the Option is exercised. Except as the Option Agreement otherwise provides, payment shall be made in cash or by delivery of Company stock owned by the Optionee, in a form suitable for transfer, or a combination thereof, as the Optionee may elect. Stock transferred to the Company in full or partial payment of the exercise price shall be valued at Fair Market Value on the date of exercise of the Option. Where permitted by the Option Agreement or the Committee as a means of payment of the exercise price, the forfeiture of an otherwise exercisable Option (or any portion thereof) shall be valued at the excess of (i) the Fair Market Value of the underlying Shares over (ii) the exercise price of the forfeited Option (or portion thereof).

8. Stock Appreciation Rights.

      (a) SAR Agreement. Any Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement ("SAR Agreement"), specifying the grant price, the number of such rights, and such other terms, conditions and restrictions as the Committee shall determine.

      (b) Amount of Payment. A participant to whom a Stock Appreciation Right has been granted shall be entitled to receive payment of an amount equal to the excess of (i) the Fair Market Value of one (1) Share on the date of exercise of such right over (ii) the grant price of the right; provided that, if so specified in the SAR Agreement, the Fair Market Value of a Share with respect to a Stock Appreciation Right that is not related to an Incentive Stock Option may be determined as of any given date prior to the date of exercise.

      (c) Grant Price. The grant price of a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted.

      (d) Nontransferability of Rights. Stock Appreciation Rights may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner, other than by will or by the laws of descent and distribution, and may be exercised during the lifetime of the recipient. Notwithstanding the preceding sentence, the transfer of Stock Appreciation Rights to family members or family trusts (and exercise by the transferee) shall be permissible if and to the extent permitted under Rule 16b-3.

      (e) Manner of Exercise. A Stock Appreciation Right granted under the Plan shall be exercisable at such times and under such circumstances as shall be permissible under the terms of the Plan and of the SAR Agreement. A Stock Appreciation Right shall be deemed exercised when the recipient gives written notice of such exercise to the Company in accordance with the terms of the SAR Agreement.

      (f) Form of Payment. Payment with respect to the exercise of a Stock Appreciation Right may be made in cash, Shares or a combination thereof, as the Committee shall determine. To the extent that such payment is made in Shares, the Shares shall be valued at Fair Market Value on the date of payment.

      (g) Related Options. A Stock Appreciation Right may, but need not, relate to an Option granted under the Plan. A Stock Appreciation Right related to a Nonqualified Stock Option may be granted simultaneously with the granting of such Option or at any time thereafter before the exercise or termination of such Option. A Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted.

      A Stock Appreciation Right related to the full number of Shares subject to an Option shall terminate upon exercise or termination of the Option to the extent such Option is exercised or terminated. A Stock Appreciation Right related to less than the full number of Shares subject to an Option shall not be affected by the exercise or termination of the Option until such exercise or termination exceeds the number of Shares not related to the Stock Appreciation Right; thereafter such right shall terminate to the extent such Option is further exercised or terminated.

      To the extent that a Stock Appreciation Right related to an Option has been exercised, such Option shall no longer be exercisable.

9. Termination of Employment. In the event that an Employee ceases to be employed by the Company or any Parent or Subsidiary and is no longer employed by any of them, for any reason other than death or Disability, and except as the Award Agreement otherwise expressly provides, each outstanding Award to the Employee will expire unless duly exercised within three (3) months after the date employment ceases or, if earlier, the original expiration date of the Award). Except as the Award Agreement otherwise expressly provides, termination of a Non-Employee Director's status as a Director shall not affect the term of any Award granted to him or her.

      In the event that, by reason of his or her death or Disability, an Employee ceases to be employed by the Company or any Parent or Subsidiary, and is no longer employed by any of them, then except as the Award Agreement otherwise expressly provides, each outstanding Award to the Employee will expire unless duly exercised within one (1) year after the date employment ceases or, if earlier, the original expiration date of the Award.

10. Change in Control. Upon the occurrence of a Change in Control Event of the Company, and except as the Award Agreement otherwise expressly provides, all then outstanding Options and Stock Appreciation Rights not previously exercisable shall be become exercisable. For purposes of this Section, each of the following events shall constitute a Change in Control Event:

      (a) The Company's shareholders approve:

            (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which all or a portion of the shares of Common Stock would be converted into cash, securities or other property; or

            (ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Notwithstanding subparagraphs (i) and (ii) above, the term "Change in Control Event" shall not include a consolidation, merger or other reorganization if upon consummation of such transaction (x) all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, (y) the holders of Common Stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company and
(z) the holding company agrees to assume the Company's obligations under all outstanding Awards and to issue, upon exercise of any Award payable in Shares, holding company securities which the Committee determines to be equivalent in value and voting power to the consideration that the holder of a like number of Shares would receive pursuant to the reorganization.

      (b) Within any twenty-five (25) month period, individuals who were Independent Directors at the beginning of such period, together with any other Independent Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Independent Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board.

      For purposes of the Plan, an "Independent Director" as of a given date shall mean a member of the Board who has been a director of the Company throughout the six (6) months prior to such date, has not been an employee of the Company at any time during such six (6) month period, has not at any time during such six (6) month period beneficially owned more than ten percent (10%) of the outstanding Shares, and none of whose affiliates or associates has at any time during such six (6) month period beneficially owned more than ten percent (10%) of the outstanding Shares. For purposes of this paragraph, the terms "affiliate" and "associate" shall have the meanings ascribed to them by regulations promulgated under Section 12(b) of the Securities Exchange Act of 1934, as amended, and the term "beneficial ownership" shall have the meaning ascribed to it by regulations promulgated under Section 13(d) of that Act.

11. Amendment and Termination.

      (a) Amendment. The Board of Directors or the Committee, without further approval of the shareholders of the Company, may amend the Plan from time to time in such respects as the Board or the Committee may deem advisable, provided that no amendment shall become effective prior to approval of the shareholders of the Company if such amendment:

            (i) increases the maximum number of Shares for which Awards may be granted; or

            (ii) modifies the class of persons eligible to participate in the Plan.

Notwithstanding the foregoing, the provisions of the Plan under which formula awards are to be made to Directors may be amended only by the Board, subject to shareholder approval if required. The terms under which formula awards are to be made shall not be changed except as permitted by subsection 6(b) above or except as the shareholders may otherwise approve.

      (b) Termination. The Board or the Committee, without further approval of the shareholders of the Company, may at any time terminate the Plan.

      (c) Effect of Amendment or Termination. No amendment or termination of the Plan shall adversely affect Awards already granted to an Employee or Director, without such person's prior written consent, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated. 12. Effective Date of Plan. The Plan shall be effective as of October 1, 1996, if approved by the shareholders of the Company within one (1) year of such date.

13. Term of Plan. No Award shall be granted pursuant to the Plan after ten (10) years from the effective date of the Plan. Awards granted prior to the end of such period may extend beyond such period, except as otherwise provided herein or in the Award Agreement.

14. Miscellaneous.

      (a) Award Agreement. Upon executing an Award Agreement, an Employee or Director shall be bound by such Agreement and by the applicable provisions of the Plan.

      (b) Employment. The granting of an Award to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Parent or Subsidiary.

      (c) Tax Withholding. The Company shall be authorized to withhold from any Award granted, or payment due, under the Plan the amount of any taxes required by law to be withheld because of such Award or payment, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

      (d) Headings. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.

      (e) Construction. The validity, construction and effect of the Plan and regulations relating to the Plan shall be determined in accordance with the laws of the State of Maine and applicable Federal law.